UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2011

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Ladenburg Thalmann Financial Services Inc. held its 2011 annual meeting of shareholders on November 10, 2011. Listed below are the matters voted upon and the final results of such voting:

1. Our shareholders elected each of the individuals nominated for election for a one-year term and until their successors are elected and qualified as follows:

Name	For	Authority Withheld	Broker Non-Votes
Henry C. Beinstein	111,996,851	8,036,476	34,415,111
Dr. Phillip Frost	104,477,202	15,556,125	34,415,111
Brian S. Genson	112,006,081	8,027,246	34,415,111
Saul Gilinski	112,151,078	7,882,249	34,415,111
Dr. Richard M. Krasno	112,014,428	8,018,899	34,415,111
Richard J. Lampen	112,101,628	7,931,699	34,415,111
Howard M. Lorber	104,520,877	15,512,450	34,415,111
Jeffrey S. Podell	112,158,739	7,874,588	34,415,111
Richard J. Rosenstock	112,153,459	7,879,868	34,415,111
Jacqueline M. Simkin	112,505,897	7,527,430	34,415,111
Mark Zeitchick	112,138,744	7,894,583	34,415,111

2. Our shareholders approved the advisory vote on executive compensation, which we refer to as the “say on pay” vote, as follows:

For	Against	Abstain	Broker Non-Votes
111,051,865	7,289,472	1,688,869	34,418,232

3. Our shareholders selected one year as the frequency of future advisory votes on “say on pay.” The vote on such proposal was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
111,045,355	799,440	6,248,666	1,926,000	34,428,977

4. Our shareholders ratified the selection of EisnerAmper LLP as our independent registered public accounting firm for 2011 as follows:

For	Against	Abstain	Broker Non-Votes
147,540,519	256,118	6,651,801	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

November 15, 2011	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer